UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 1, 2014

OXFORD IMMUNOTEC GLOBAL PLC

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction

of incorporation)

001-36200	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

94C Innovation Drive, Milton Park, Abingdon OX14 4RZ, United Kingdom

(Address of principal executive offices)

Registrant’s telephone number including area code +44 (0) 1235 442780

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2014, Oxford Immunotec Ltd., a wholly owned subsidiary of Oxford Immunotec Global PLC (together with Oxford Immunotec Ltd., the “Company”) entered into a First Amendment to Supply and Reseller Agreement (the “Amendment”) with Life Technologies Corporation. The Amendment modified certain product numbers and pricing terms set forth in the Supply and Reseller Agreement between the parties dated August 12, 2013, pursuant to which the Company purchases and resells a product that can be used in performing an assay with the Company's T-SPOT®.TB test (the “Agreement”). The Agreement was originally filed as Exhibit 10.21 of the Company's Registration Statement on Form S-1 (File No. 333-191737) on October 15, 2013.

The descriptions of the Agreement and the Amendment are summary in nature and are qualified in their entirety by reference to the full and complete terms of the Agreement and the Amendment, which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1+

First Amendment to Supply and Reseller Agreement between Oxford Immunotec Ltd. and Life Technologies Corporation dated April 1, 2014.

+ Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been submitted separately to the Securities and Exchange Commission.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2014

OXFORD IMMUNOTEC GLOBAL PLC

By:	/s/ Patricia Randall
Patricia Randall
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1+

First Amendment to Supply and Reseller Agreement between Oxford Immunotec Ltd. and Life Technologies Corporation dated April 1, 2014.

+ Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been submitted separately to the Securities and Exchange Commission.